Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement (No. 333-175052) on Form S-1 of Seneca Global Fund, L.P. (formerly Aspect Global Diversified Fund LP) of our report dated February 27, 2013, relating to our audit of the statement of financial condition of Steben & Company, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois

April 22, 2013